Exhibit 99.3
Unaudited Pro Forma Financial Information For
Envestnet, PortfolioCenter Business and PIEtech, Inc.
(all numbers are in thousands except share and per share information unless otherwise indicated)

The following pro forma financial statements, which incorporates the operating results of Envestnet, Inc. ("Envestnet" or the "Company"), the PortfolioCenter Business of Portfolio Technologies, Inc. (the "PortfolioCenter Business") and PIEtech, Inc. and Subsidiaries ("PIEtech"), are being provided for the purpose of providing (i) unaudited pro forma financial information through September 30, 2019 and (ii) unaudited abbreviated financial statements of the PortfolioCenter Business as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 and unaudited condensed consolidated financial statements of PIEtech as of March 31, 2019 and for the three months ended March 31, 2019 and 2018.
PortfolioCenter Acquisition

On April 1, 2019, pursuant to an asset purchase agreement, dated as of February 21, 2019, between Envestnet, Tamarac, Inc. (“Tamarac”), a wholly-owned subsidiary of Envestnet, Performance Technologies, Inc. (“PTI”), a wholly-owned subsidiary of The Charles Schwab Corporation (“Schwab”), and Schwab, Tamarac completed the acquisition (the “PortfolioCenter Acquisition”) of certain assets, primarily consisting of intangible assets, and the assumption of certain liabilities, of PTI's PortfolioCenter Business. The PortfolioCenter Business provides investment advisors and investment advisory service providers with desktop, hosted and outsourced multicustodial software solutions. These solutions provide data-management and performance-measurement tools, as well as customizable accounting, reporting, and billing functions delivered through the commercial software application products known as PortfolioCenter Desktop, PortfolioCenter Hosted, PortfolioServices and Service Bureau. The PortfolioCenter Business operates in the United States.

In connection with the PortfolioCenter Acquisition, Tamarac paid $17,500 in cash and assumed certain liabilities. Tamarac funded the PortfolioCenter Acquisition with available cash resources. PTI is also entitled to an earn-out payment ("contingent consideration") that will be based on certain PortfolioCenter Business’ customer revenues for the twelve-month period beginning on April 1, 2020.

PIEtech Acquisition

On May 1, 2019, pursuant to an agreement and plan of merger (the “PIEtech Merger Agreement”), dated as of March 14, 2019, between Envestnet, PIEtech, a Virginia corporation, the persons listed on Appendix A thereto, as the sellers (the “PIEtech Sellers”), Robert D. Curtis, as the PIEtech Sellers’ representative, and Pecan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Envestnet (“Merger Sub”), Envestnet completed the merger of PIEtech with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned direct subsidiary of Envestnet. Merger Sub has been renamed Envestnet MoneyGuide. The completion of the acquisition (the “PIEtech Acquisition”) on May 1, 2019 followed the receipt of all necessary regulatory approvals and third party consents.

In connection with the PIEtech Acquisition, Envestnet paid $299,370 in cash, subject to the working capital adjustments set forth in the PIEtech Merger Agreement, and (ii) issued 3,184,713 shares of common stock, par value $0.005 per share, of Envestnet common shares to certain legacy PIEtech employees. Envestnet funded the PIEtech Acquisition with available cash resources and borrowings under its revolving credit facility.

The foregoing summary of the PIEtech Merger Agreement does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the PIEtech Merger Agreement, a copy of which was filed as Exhibit 2.1 to Envestnet's Form 8-K filed on May 1, 2019.

In connection with the PIEtech Acquisition, Envestnet adopted the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “2019 Equity Plan”) in order to make inducement grants to certain legacy PIEtech employees who joined Envestnet MoneyGuide. Envestnet agreed to grant at future dates, not earlier than the sixty day anniversary of the Merger, up to 301,469 shares of Envestnet common stock in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”) pursuant to the 2019 Equity Plan.

The foregoing summary of the 2019 Equity Plan does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the 2019 Equity Plan, a copy of which was filed as Exhibit 10.1 to Envestnet's Form 8-K filed on May 1, 2019.

Envestnet has made cash retention payments of approximately $8,800 to certain legacy PIEtech employees who joined Envestnet MoneyGuide. Envestnet has also granted two PIEtech executives membership interests with an estimated fair market value of $8,900 in certain Envestnet equity method investments.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 combines the historical consolidated statements of operations of Envestnet, the PortfolioCenter Business and PIEtech, giving effect to the PortfolioCenter Acquisition and the PIEtech Acquisition (together, “the Acquisitions”) as if the Acquisitions had occurred on January 1, 2018.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisitions, (ii) factually supportable and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined company's results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with:

•the unaudited consolidated financial statements and related notes of Envestnet contained in Envestnet's Quarterly Report on Form 10-Q for the nine months ended September 2019 filed with the SEC on November 8, 2019;

•the unaudited abbreviated financial statements and related notes of the PortfolioCenter Business of Performance Technologies, Inc. as of March 31, 2019 and for the three months ended March 31, 2019 and 2018, which are included as Exhibit 99.1 to this Current Report on Form 8-K; and

•the unaudited consolidated financial statements and related notes of PIEtech, Inc. as of March 31, 2019 and for the three months ended March 31, 2019 and 2018, which are included as Exhibit 99.2 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared by Envestnet using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). Envestnet has been treated as the acquirer of the Acquisitions for accounting purposes. The acquisition accounting, including certain valuation and other studies, is in progress and is not yet at the point where there is sufficient information for a definitive measurement. The assets and liabilities of PortfolioCenter and PIEtech have been measured based on various preliminary estimates using assumptions that Envestnet believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.

Envestnet has commenced the necessary valuation and other studies required to complete the acquisition accounting and will finalize the acquisition accounting as soon as reasonably practicable within the required measurement period prescribed by FASB Accounting Standards Codification® (“ASC”) 805, Business Combinations, but no later than one year following completion of the Acquisitions.

Prior to the PortfolioCenter Acquisition, PTI did not maintain separate discrete financial information for the PortfolioCenter Business necessary to prepare complete financial statements. As a result, the unaudited abbreviated financial statements omitted certain costs not directly involved in the revenue producing activities of the PortfolioCenter Business. These omitted costs include costs related to corporate overhead, such as executive management, risk management, accounting, tax, legal, compliance, human resources, information technology management and other general support functions. Therefore, the unaudited abbreviated financial statements are not intended to be a complete presentation of the PortfolioCenter Business' assets or liabilities, nor of its revenue and expenses. Accordingly, the historical operating results of the PortfolioCenter Business may not be indicative of the results that might have been achieved had the PortfolioCenter Business been a stand-alone entity.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Envestnet, PortfolioCenter and PIEtech would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Acquisitions. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Acquisitions and also does not reflect any restructuring or integration-related costs, if any, to achieve those potential cost savings. The PortfolioCenter Business and PIEtech have historically transacted with Envestnet and/or its subsidiaries. These transactions have been eliminated in the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
of Envestnet, PortfolioCenter Business and PIEtech, Inc.
Nine Months Ended September 30, 2019
(in thousands, except share and per share information)

	Historical					Historical
	Envestnet (1)	Portfolio-Center (2)	Adjust-ments		Condensed combined pro forma total for Envestnet and PortfolioCenter	PIEtech (3)	Adjust-ments		Condensed combined pro forma total

Revenues	$660,191	$4,466	$(1,412)	(a)	$663,245	$16,247	$(137)	(f)	$679,355

Operating expenses:									—
Cost of revenues	205,595	1,094	(1,066)	(a)	205,623	—	(137)	(f)	205,486
Compensation and benefits	285,590	1,461	(41)	(b)	287,010	4,740	(12,031)	(g,h)	279,719
General and administration	124,961	412	44	(c,d)	125,417	3,248	(7,797)	(i)	120,868
Depreciation and amortization	73,167	—	521	(e)	73,688	1,129	7,224	(j)	82,041
Total operating expenses	689,313	2,967	(542)		691,738	9,117	(12,741)		688,114

Income from operations	(29,122)	1,499	(870)		(28,493)	7,130	12,604		(8,759)
Other income (expense), net	(23,088)	—	—		(23,088)	55	(3,355)	(k,l)	(26,388)
Income (loss) before income tax benefit	(52,210)	1,499	(870)		(51,581)	7,185	9,249		(35,147)

Income tax benefit	(31,591)	—	—		(31,591)	—	19,360	(m)	(12,231)

Net income (loss)	(20,619)	1,499	(870)		(19,990)	7,185	(10,111)		(22,916)
Add: Net loss attributable to non-controlling interest	247	—	—		247	—	—		247
Net income (loss) attributable to Envestnet, Inc.	$(20,372)	$1,499	$(870)		$(19,743)	$7,185	$(10,111)		$(22,669)

Net income (loss) per share:
Basic	$(0.40)				$(0.39)				$(0.44)
Diluted	$(0.40)				$(0.39)				$(0.44)

Weighted average common shares outstanding:
Basic	50,414,427				50,414,427		1,411,539	(n)	51,825,966
Diluted	50,414,427				50,414,427		1,411,539	(n)	51,825,966

(1) Amounts reflect the condensed consolidated statement of operations of Envestnet as reported in Envestnet's Quarterly Report on Form 10-Q for the nine months ended September 30, 2019, filed with the SEC on November 8, 2019.
(2) Amounts reflect the statement of revenues and direct expenses of PortfolioCenter as reported in the PortfolioCenter Business of Performance Technologies, Inc.'s unaudited abbreviated financial statements for the three months ended March 31, 2019, filed within exhibit 99.1 to this Current Report on Form 8-K.
(3) Amounts reflect operating results of PIEtech for the four months ended April 30, 2019.

See notes to the unaudited pro forma condensed combined financial statements

1. Description of Transactions

PortfolioCenter Acquisition

On April 1, 2019, pursuant to an asset purchase agreement (the “PortfolioCenter Merger Agreement”), dated as of February 21, 2019, between Envestnet, Inc. ("Envestnet"), Tamarac, Inc. (“Tamarac”), a wholly owned subsidiary of Envestnet, Performance Technologies, Inc. (“PortfolioCenter Seller”), a wholly owned subsidiary of The Charles Schwab Corporation (“Schwab”), and Schwab, Tamarac completed the acquisition (the “PortfolioCenter Acquisition”) of certain assets, primarily consisting of intangible assets, and the assumption of certain liabilities, of the PortfolioCenter Seller’s PortfolioCenter Business. The PortfolioCenter Business provides investment advisors and investment advisory service providers with desktop, hosted and outsourced multicustodial software solutions. These solutions provide data-management and performance-measurement tools, as well as customizable accounting, reporting, and billing functions delivered through the commercial software application products known as PortfolioCenter Desktop, PortfolioCenter Hosted, PortfolioServices and Service Bureau. PortfolioCenter Business operates in the United States.

In connection with the PortfolioCenter Acquisition, Tamarac paid $17,500 in cash and assumed certain liabilities. Tamarac funded the PortfolioCenter Acquisition with available cash resources. The PortfolioCenter Seller is also entitled to contingent consideration which is based on certain PortfolioCenter Business’ customer revenues for the twelve-month period beginning on April 1, 2020.

PIEtech Acquisition

On May 1, 2019, pursuant to an agreement and plan of merger (the "PIEtech Merger Agreement"), dated as of March 14, 2019, between Envestnet, PIEtech, Inc., a Virginia corporation (“PIEtech”), the persons listed on Appendix A thereto, as the sellers (the “PIEtech Sellers”), Robert D. Curtis, as the PIEtech Sellers’ representative, and Pecan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Envestnet (“Merger Sub”), Envestnet completed the merger of PIEtech with and into Merger Sub, with Merger Sub continuing as the surviving corporation and as a wholly-owned subsidiary of Envestnet. Merger Sub has been renamed Envestnet MoneyGuide. The completion of the acquisition (the “PIEtech Acquisition”) on May 1, 2019 followed the receipt of all necessary regulatory approvals and third party consents.

In connection with the PIEtech Acquisition, Envestnet paid $299,370 in cash, subject to the working capital adjustments set forth in the PIEtech Merger Agreement, and (ii) issued 3,184,713 shares of Envestnet common stock, par value $0.005 per share, to certain PIEtech employees involved with the PIEtech Acquisition. Envestnet funded the PIEtech Acquisition with available cash resources and borrowings under its revolving credit facility.

The foregoing summary of the PIEtech Merger Agreement does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the PIEtech Merger Agreement, a copy of which was filed as Exhibit 2.1 to Envestnet's Form 8-K filed on March 14, 2019.

In connection with the PIEtech Acquisition, Envestnet adopted the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “2019 Equity Plan”) in order to make inducement grants to certain legacy PIEtech employees who joined Envestnet MoneyGuide. Envestnet agreed to grant at future dates, not earlier than the sixty day anniversary of the Merger, up to 301,469 shares of Envestnet common stock in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”) pursuant to the 2019 Equity Plan.

The foregoing summary of the 2019 Equity Plan does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the 2019 Equity Plan, a copy of which was filed as Exhibit 10.1 to Envestnet's Form 8-K filed on May 1, 2019.

Envestnet also made cash retention payments of approximately $8,800 to certain legacy PIEtech employees who joined Envestnet MoneyGuide. Envestnet has also granted two PIEtech executives membership interests with an estimated fair market value of $8,900 in certain Envestnet equity method investments.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Envestnet, PortfolioCenter and PIEtech. The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the acquisition was completed at the then-current market price.
ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Envestnet may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Envestnet’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of the completion of each the PortfolioCenter Acquisition and the PIEtech Acquisition (together, “the Acquisitions”), primarily at their respective fair values and added to those of Envestnet. Financial statements and reported results of operations of Envestnet issued after the completion of the PortfolioCenter Acquisition and the PIEtech Acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of PortfolioCenter or PIEtech, respectively.
Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 are required to exclude non-recurring costs and costs directly related to the Acquisitions.
The unaudited pro forma condensed combined financial statements do not reflect the impacts of approximately $17,700 of estimated expenses relating to retention or compensation agreements entered into by legacy employees and executives of PIEtech with Envestnet as these items have been deemed to be non-recurring expenses that do not represent the ongoing costs of the fully integrated combined organization.
The unaudited pro forma condensed combined financial statements do not reflect any projected realization of cost savings following the completion of the Acquisitions. These cost savings opportunities are primarily related to administrative cost savings. Although Envestnet projects that cost savings will result from the Acquisitions, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements do not reflect any potential restructuring and integration-related costs associated with the projected cost savings. Such restructuring and integration-related costs will be expensed in the appropriate accounting periods after completion of the Acquisitions. In addition, the unaudited pro forma condensed combined financial statements do not reflect any potential debt repayments.
3. Accounting Policies

At the completions of each of the PortfolioCenter Acquisition and the PIEtech Acquisition, Envestnet reviewed PortfolioCenter's and PIEtech’s accounting policies, respectively, and did not identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. Therefore, the unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies.

4. Consideration Transferred

The following is a summary of the estimated preliminary consideration transferred to effect the acquisition of PortfolioCenter:

Cash consideration	$17,500
Contingent consideration liability	8,300
Total estimated fair value of consideration transferred	$25,800

The following is a summary of the estimated preliminary consideration transferred to effect the acquisition of PIEtech:

Cash consideration	$299,370
Stock consideration	222,484
Total consideration paid	521,854
Less: cash acquired	(6,360)
Total estimated fair value of consideration transferred, net of cash acquired	$515,494

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Envestnet in the PortfolioCenter Acquisition:

Total tangible assets acquired	$13
Total liabilities assumed	(1,600)
Identifiable intangible assets	12,400
Goodwill	14,987
Total estimated preliminary consideration allocation	$25,800

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Envestnet in the PIEtech Acquisition:

Total tangible assets acquired, net of cash acquired	$16,770
Total liabilities assumed	(70,955)
Identifiable intangible assets	217,000
Goodwill	352,679
Total estimated preliminary consideration allocation	$515,494

Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with ASC 820's requirements for fair value measurements, it is assumed that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value. Goodwill is calculated as the difference between the acquisition-date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed.

As of the date of this Current Report on Form 8-K filing, Envestnet has not finalized the calculation of the estimated fair values of each PortfolioCenter's or PIEtech’s identifiable intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset.

For purposes of these unaudited pro forma condensed combined financial statements, the fair value of PortfolioCenter’s identifiable intangible assets and their useful lives have been preliminarily estimated as follows:

	Estimated Fair Value	Estimated Useful Life in Years
Customer list	$9,100	10
Proprietary technology	3,300	5
Total intangible assets acquired	$12,400

For purposes of these unaudited pro forma condensed combined financial statements, the fair value of PIEtech’s identifiable intangible assets and their useful lives have been preliminarily estimated as follows:

	Estimated Fair Value	Estimated Useful Life in Years
Customer lists	$181,000	10-16
Proprietary technologies	25,000	5
Trade names	11,000	6
Total intangible assets acquired	$217,000

These preliminary estimates may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once Envestnet has completed the final valuation of each PortfolioCenter's and PIEtech’s intangible assets, respectively, additional insight will be gained that could impact the following for each acquisition: (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets (as applicable) and/or (iii) the estimated weighted-average useful life of each category of intangible assets. The combined effect of any such changes to these estimated fair values could then also result in a significant increase or decrease to Envestnet’s estimate of associated amortization expense.

6. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

PortfolioCenter Acquisition

(a) To eliminate intercompany revenue of $1,066 for the three months ended March 31, 2019 related to PortfolioCenter Business sales to Tamarac and to eliminate $346 of related party revenue for the three months ended March 31, 2019 between the PortfolioCenter Business and Schwab that will not continue subsequent to the date of the Acquisition.

(b) Envestnet issued restricted stock units to certain legacy PortfolioCenter employees in conjunction with the acquisition. The restricted stock units vest one third on the first anniversary of the grant date and quarterly thereafter. To record stock-based compensation for the issuance of the restricted shares and to eliminate stock-based compensation recorded by PortfolioCenter Business for the historical periods presented:

For the three months ended March 31, 2019
Stock compensation expense for new RSU grants	$16
Less: Historical PortfolioCenter Business RSU stock compensation expense	(57)
Net	$(41)

(c) To record accretion expense of $270 for the three months ended March 31, 2019, using an assumed discount rate of 11.8%, related to the fair value of contingent consideration of $8,300.

(d) To reverse $226 of non-recurring acquisition costs incurred for the PortfolioCenter Acquisition that are directly related to the PortfolioCenter Acquisition. This amount is reflected in the historical results of Envestnet for the nine months ended September 30, 2019

(e) To record the estimated amortization of intangible assets acquired upon the PortfolioCenter Acquisition for the three months ended March 31, 2019:

			Amortization
	Estimated Fair Value	Estimated Useful Life in Years	For the three months ended March 31, 2019
Customer relationship	$9,100	10	$315
Proprietary technology	3,300	4	206
Total intangible assets acquired	$12,400		$521

Amortization expense related to customer relationships are amortized on a modified accelerated method and proprietary technology is amortized on a straight-line method. A five percent increase or decrease in each of the intangible asset fair values would result in an approximate increase or decrease of $16 in the estimated amortization expense for the three months ended March 31, 2019.

PIEtech Acquisition

(f)  To eliminate intercompany revenue of $137 for the four months ended April 30, 2019 related to an Envestnet subsidiary's sales to PIEtech.

(g)  Envestnet granted restricted stock units to certain former legacy PIEtech employees upon commencement of their employment with Envestnet. The restricted stock units ("RSUs") vest one-third on the first anniversary of the grant date and quarterly over the next two years. To record stock-based compensation for the issuance of the restricted stock units net of estimated forfeitures:

For the four months ended April 30, 2019
Non-cash compensation expense for new RSU grants	$540
Non-cash compensation expense for new PSU grants	222
Non-cash compensation expense adjustment	$762

(h) To reverse $9,093 of compensation expense, inclusive of payroll taxes, related to retention payments made to certain legacy PIEtech employees who joined Envestnet MoneyGuide and to reverse $3,700 of accretion expense related to membership interests in certain Envestnet equity method investments that were granted to two legacy PIEtech executives. These amounts are reflected in the historical results of Envestnet for the nine months ended September 30, 2019.

(i) To reverse $7,797 of non-recurring acquisition costs incurred for the PIEtech Acquisition that are directly related to the PIEtech Acquisition. This amount is reflected in the historical results of Envestnet for the nine months ended September 30, 2019.

(j) To eliminate historical PIEtech amortization expense of $788 for the four months ended April 30, 2019 related to pre-acquisition PIEtech intangibles and capitalized internally developed software costs.

To record the estimated amortization of intangible assets acquired upon the PIEtech Acquisition for the four months ended April 30, 2019:

			Amortization
	Estimated Fair Value	Estimated Useful Life in Years	For the four months ended April 30, 2019
Customer lists	$181,000	10-16	$5,734
Proprietary technologies	25,000	5	1,667
Trade names	11,000	6	611
Total intangible assets acquired	$217,000		$8,012

Amortization expense related to the customer relationships are amortized on an accelerated method and proprietary technology and trade name and domains are amortized on a straight-line method. A 5% increase or decrease in each of the intangible asset fair values would result in an approximate increase or decrease of $401 in the estimated amortization expense for the four months ended April 30, 2019.

(k) To eliminate $92 of losses recorded for the four months ended April 30, 2019 from a pre-acquisition PIEtech equity method investment not acquired by Envestnet.

(l) To record estimated interest expense related to additional borrowings on Envestnet's credit facility related to the acquisition, the estimated interest income foregone and to eliminate PIEtech’s historical interest expense:

For the four months ended April 30, 2019
Estimated interest expense on revolving credit facility	$2,202
Estimated foregone interest income	1,248
Less: historical interest expense on PIEtech note payable	(3)
Net interest expense adjustment	$3,447

The calculation of interest expense on the credit facility assumes no repayment of principal for the periods presented and an assumed annual interest rate of 5.23%. An increase or decrease in the average annual interest rate of 0.125% would result in an approximate increase or decrease of $54 in the estimated interest expense for the four months ended April 30, 2019.

(m) Assuming a January 1, 2018 acquisition date, the acquisition of PIEtech resulted in the elimination of the Company’s deferred tax asset valuation allowance as of January 1, 2018. The benefit related to the release of the valuation allowance is reflected in Envestnet’s historical financial statements for the nine months ended September 30, 2019. This proforma adjustment assumes that the valuation allowance reversed on January 1, 2018 and therefore no benefit is recorded for the nine months ended September 30, 2019 and records additional income tax benefit related to the combined pro forma pretax loss for the nine months ended September 30, 2019, based on an annual estimated effective tax rate of 34.8%.

(n) The adjustments to basic and diluted earnings per share (“EPS”) for the nine months ended September 30, 2019 are summarized as follows:

For the nine months ended September 30, 2019
Historical Envestnet weighted average shares used to compute basic and diluted EPS, as reported	50,414,427
Incremental PIEtech shares not included within historical Envestnet EPS calculation	1,411,539
Pro forma weighted average basic and diluted shares outstanding	51,825,966